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                                  EXHIBIT 23.1

                         CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 20, 2000, except as to Note
2, which is as of July 21, 2000, and the fifth paragraph of Note 1 which is as of August 2, 2000, relating to the financial statements of Versicor Inc, which appears in Versicor's Registration Statement on Form S-1 (No. 333-33022).

/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California
October 27, 2000